EXHIBIT 1.3


                                ESCROW AGREEMENT



         This Escrow Agreement is made and entered into as of the ____ day of September, 1997, by and among ANDERSON & STRUDWICK, INCORPORATED, a Virginia corporation (the "Underwriter"), COMMONWEALTH BIOTECHNOLOGIES, INC., a Virginia corporation (the "Company"), and CRESTAR BANK, a Virginia bank (the "Escrow Agent").

                                R E C I T A L S:

         A. The Company proposes to sell up to 1,015,000 shares (the "Shares") of common stock of the Company at a price of $6.00 per Share (the "Offering").

         B. The Company has retained the Underwriter, as agent for the Company on a best efforts all-or-none basis, to sell the Shares in the Offering, and the Underwriter has agreed to sell the Shares in the Offering as the Company's agent on a best efforts all-or-none basis.

         C. The Escrow Agent is willing to hold the proceeds of the Offering in escrow pursuant to this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, it is hereby agreed as follows:

         1. Establishment of the Escrow Account. Contemporaneously herewith, the parties have established a non-interest-bearing account with the Escrow Agent, which escrow account is entitled "Commonwealth Biotechnologies, Inc. Escrow Account" (the "Escrow Account"). The Underwriter will transfer funds (and will instruct selected dealers ("Selected Dealers") to transfer funds) directly to the Escrow Agent as directed by its customers and will instruct other purchasers of the Shares to make checks payable to "Crestar Bank -
Commonwealth Biotechnologies, Inc. Escrow Account."

         2. Escrow Period. The escrow period (the "Escrow Period") shall begin with the commencement of the Offering and shall terminate upon the earlier to occur of the following dates:

              (a) the date on which the Escrow Agent confirms that it has received in the Escrow Account gross proceeds of $6,090,000 (the "Minimum");

              (b)    November 21, 1997;

              (c) the date on which the Underwriter and the Company notify the Escrow Agent that the Offering has been terminated.

During the Escrow Period, the Company is aware and understands that it is not entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Company or any other entity, or be subject to the debts of the Company or any other entity.

         3. Deposits into the Escrow Account. The Underwriter agrees that it shall deliver to the Escrow Agent (and will instruct Selected Dealers to deliver to the Escrow Agent) for deposit in the Escrow Account all monies received from purchasers of the Shares by noon of the next business day after receipt together with a written account of each sale, which account shall set forth, among other things, (i) the purchaser's name and address, (ii) the number of Shares purchased by the purchaser, (iii) the amount paid therefor by the purchaser,
(iv) whether the consideration received from the purchaser was in the form of a check, draft or money order, and (v) the purchaser's social security or tax identification number. The Escrow Agent agrees to hold all monies so deposited in the Escrow Account (the "Escrow Amount") for the benefit of the parties hereto until authorized to disburse such monies under the terms of this Agreement.

         4. Disbursements from the Escrow Account. In the event the Escrow Agent does not receive the Minimum deposits totaling $6,090,000 prior to the termination of the Escrow Period, or if the Underwriter and the Company notify the Escrow Agent that the Offering has been terminated, the Escrow Agent shall promptly refund to each purchaser the amount received from the purchaser, without deduction, penalty, or expense to the purchaser, and the Escrow Agent shall notify the Company and the Underwriter of its distribution of the funds. The purchase money returned to each purchaser shall be free and clear of any and all claims of the Company or any of its creditors.

              In the event the Escrow Agent does receive the Minimum prior to termination of the Escrow Period, on the date of Closing, the Escrow Agent shall disburse the Escrow Amount pursuant to the provisions of Section 6, provided, however, in no event will the Escrow Amount be released to the Company until such amount is received by the Escrow Agent in collected funds. For purposes of this Agreement, the term "collected funds" shall mean all funds, including fed funds, received by the Escrow Agent which have cleared normal banking channels.

         5.   Collection Procedure.

              (a) The Escrow Agent is hereby authorized to deposit each check in the Escrow Account.

              (b) In the event any check paid by a purchaser and deposited in the Escrow Account shall be returned, the Escrow Agent shall notify the Underwriter by telephone of such occurrence and advise it of the name of the purchaser, the amount of the check returned, and any other pertinent information. The Escrow Agent shall then transmit the returned check directly to the purchaser and shall transmit the statement previously delivered by the Underwriter relating to such purchase to the Underwriter.

              (c) If the Company rejects any purchase of Shares for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected purchaser. If the Underwriter rejects any purchase for which the Escrow Agent has not yet collected funds but has submitted the purchaser's check for collection, the Escrow Agent shall promptly issue a check in the amount of the purchaser's check to the rejected purchaser after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected purchaser's check for collection, the Escrow Agent shall promptly remit the purchaser's check directly to the purchaser.

         6.   Delivery of Escrow Account and the Shares.

              (a) Prior to the Closing (as defined in Section 8 of this Agreement), the Underwriter and the Company shall provide the Escrow Agent with a statement, executed by each party, containing the following information:

                     (i) The total number of Shares sold by the Underwriter directly to purchasers and a list of each purchaser, and the number of Shares purchased by such purchaser, and specification of the manner in which the Shares should be issued; and

                     (ii) A calculation by the Underwriter and the Company as to the manner in which the Escrow Account should be distributed to the Company, the Underwriter and Selected Dealers and in the event of oversubscription or rejection of certain purchases, the aggregate amount to be returned to individual purchasers and a listing of the exact amount to be returned to each such purchaser.

The Escrow Agent shall hold the Escrow Account and distribute it in accordance with the above-described statement on the date of Closing or such later date that it receives the above-described statement.

              (b) The Company shall deliver the certificates representing the Shares to the Escrow Agent prior to the Closing. On the day of the Closing and in the event the Minimum is met, the Escrow Agent shall deliver the certificates representing the Shares to the Underwriter and Selected Dealers, or in the manner specified in writing to the Escrow Agent by the Underwriter.

              (c) Upon termination of the Offering by the Company or the Underwriter for any reason, the Escrow Agent shall return to the purchasers who contributed to the Escrow Account the exact amount contributed by them.

         7. Investment of Escrow Account. The Escrow Agent shall deposit funds received from purchasers in the Escrow Account, which shall be a non-interest-bearing bank account at Crestar Bank.

         8. Closing Date. The "Closing" shall be the date of closing of the Offering, and the "Closing Date" shall be the date on or subsequent to the date on which the Escrow Agent has received the Minimum deposits in collected funds that is designated to the Escrow Agent by the Underwriter and the Company as the Closing Date.

         9. Compensation of Escrow Agent. The Company shall pay the Escrow Agent a fee for its services hereunder in an amount equal to Five Hundred Dollars ($500.00), which amount shall be paid on the Closing Date. In the event the Offering is canceled for any reason, the Company shall pay the Escrow Agent its fee within ten (10) days after the Escrow Amount is refunded to purchasers. No such fee or any other monies whatsoever shall be paid out of or chargeable to the funds on deposit in the Escrow Account.

         10. Disbursement Into Court. If, at any time, there shall exist any dispute between the Company, the Underwriter and/or the purchasers with respect to the holding or disposition of any portion of the Escrow Amount or any other obligations of the Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to the Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Amount or the Escrow Agent's proper actions with respect to its obligations hereunder, or if the Company and the Underwriter have not within 30 days of the furnishing by the Escrow Agent of a notice of resignation appointed a successor Escrow Agent to act hereunder, then the Escrow Agent may, in its sole discretion, take either or both of the following actions:

              (a) suspend the performance of any of its obligations under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of the Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); provided however, that the Escrow Agent shall continue to hold the Escrow Amount in accordance with Section 7 hereof; and/or

              (b) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in Richmond, Virginia, for instructions with respect to such dispute or uncertainty, and pay into such court all funds held by it in the Escrow Account for holding and disposition in accordance with the instructions of such court.

The Escrow Agent shall have no liability to the Company, the Underwriter or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Account or any delay in or with respect to any other action required or requested of the Escrow Agent.

         11. Duties and Rights of the Escrow Agent. The foregoing agreements and obligations of the Escrow Agent are subject to the following provisions:

              (a) The Escrow Agent's duties hereunder are limited solely to the safekeeping of the Escrow Account and the delivery of the certificates representing the Shares in accordance with the terms of this Agreement. It is agreed that the duties of the Escrow Agent are only such as herein specifically provided, being purely of a ministerial nature, and the Escrow Agent shall incur no liability whatsoever except for negligence, willful misconduct or bad faith. The Escrow Agent shall have no duty with respect to the certificates representing the Shares other than to exercise reasonable care in acquiring and delivering the same in accordance with this Agreement.

              (b) The Escrow Agent is authorized to rely on any document believed by the Escrow Agent to be authentic in making any delivery of the Escrow Account or the certificates representing the Shares. It shall have no responsibility for the genuineness or the validity of any document or any other item deposited with it and it shall be fully protected in acting in accordance with this Agreement or instructions received.

              (c) The Company and the Underwriter hereby waive any suit, claim, demand or cause of action of any kind which they may have or may assert against the Escrow Agent arising out of or relating to the execution or performance by the Escrow Agent of this Agreement, unless such suit, claim, demand or cause of action is based upon the gross negligence, willful misconduct, or bad faith of the Escrow Agent.

         12.   Notices.  It is further agreed as follows:

              (a) All notices given hereunder will be in writing, served by registered or certified mail, return receipt requested, postage prepaid, or by hand-delivery, to the parties at the following addresses:

                  To the Company:

                  Commonwealth Biotechnologies, Inc.
                  911 East Leigh Street
                  Richmond, Virginia 23219
                  Attention:  Richard J. Freer, Ph.D.
                  Telecopier No.:  (804) 648-2641

                  with a copy to:

                  LeClair Ryan
                  707 East Main Street, 11th Floor
                  Richmond, Virginia 23219
                  Attention: J. Benjamin English, Esquire
                  Telecopier No.:  (804) 783-2294

                  To the Underwriter:

                  until October 18, 1997:

                  Anderson & Strudwick, Incorporated
                  1108 E. Main Street
                  Richmond, Virginia 23219
                  Attention:  Mr. L. McCarthy Downs, III
                  Telecopier No.:  (804) 648-3404

                  From and after October 18, 1997:
                  Anderson & Strudwick, Incorporated
                  707 E. Main Street, 20th Floor
                  Richmond, Virginia 23219
                  Attention: Mr. L. McCarthy Downs, III
                  Telecopier No.: (804) 648-3404

                  with a copy to:

                  Willcox & Savage, P.C.
                  1800 NationsBank Center
                  Norfolk, Virginia 23510
                  Attention:  James J. Wheaton, Esquire
                  Telecopier No.:  (757) 628-5566

                  To the Escrow Agent:
                  Crestar Bank
                  Corporate Trust Department
                  919 East Main Street, 10th Floor
                  Richmond, Virginia 23219
                  Attention: Mr. Bill Michie
                  Telecopier No.: (804) 782-5581

         13.  Miscellaneous.

              (a) This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

              (b) If any provision of this Agreement shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision hereof.

              (c) This Agreement shall be governed by the applicable laws of the Commonwealth of Virginia.

              (d) This Agreement may not be modified except in writing signed by the parties hereto.

              (e) All demands, notices, approvals, consents, requests and other communications hereunder shall be given in the manner provided in this Agreement.

             (f) This Agreement may be executed in one or more counterparts, and if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names, all as of the date first above written.

                                          ANDERSON & STRUDWICK,
                                          INCORPORATED


                                          By:
                                             ---------------------------------
                                             L. McCarthy Downs, III
                                             Senior Vice President


                                          COMMONWEALTH BIOTECHNOLOGIES,
                                          INC.


                                          By:
                                             ---------------------------------
                                             Name:
                                                  ----------------------------
                                             Title:
                                                   ---------------------------

                                   CRESTAR BANK, as Escrow Agent



                                   By:
                                      ----------------------------------------
                                      Name:
                                           -----------------------------------
                                      Title:
                                            ----------------------------------